TO:        T. ROWE PRICE INTERNATIONAL INDEX FUND, INC.,
                CONSISTING OF ITS SERIES:
                T. ROWE PRICE INTERNATIONAL EQUITY INDEX FUND

FROM:      T. ROWE PRICE INTERNATIONAL, INC.
           33 ACT NO.: 333-44964

     The initial capital contribution made by T. Rowe Price International, Inc. in the form of the purchase of the fund's shares was made for investment purposes and not with the intention of redeeming or reselling.

                               /s/Henry H. Hopkins Henry H. Hopkins
                               Vice President